Form C

Cover Page

Name of issuer:

Tampon Tribe, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 8/15/2016

Physical address of issuer:

201 Bicknell Ave, Suite 218
Santa Monica CA 90405

Website of issuer:

http://tampontribe.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

1/25/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$95,063.00	$1,297.00
Cash & Cash Equivalents:	$79,391.00	$1,297.00
Accounts Receivable:	$2,400.00	$0.00
Short-term Debt:	$11,769.00	$13,537.00
Long-term Debt:	$174,644.00	$0.00
Revenues/Sales:	$42,183.00	$11,377.00
Cost of Goods Sold:	$29,542.00	$1,434.00
Taxes Paid:	$0.00	$0.00
Net Income:	($79,110.00)	($12,240.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Tampon Tribe, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Giana Korth	Client Strategy	Meltwater	2017
Jennifer Eden	CEO	Tampon Tribe	2016
Gabriela Alves	COO	Tampon Tribe	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jennifer Eden	President	2016
Jennifer Eden	CEO	2016
Jennifer Eden	CFO	2016
Gabriela Alves	Secretary	2016
Gabriela Alves	COO	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jennifer Eden	6000000.0 Common Stock	50.0
Gabriela Alves	6000000.0 Common Stock	50.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Early Stage Company; Limited Operating History. The Company is an early stage company incorporated on August 15, 2016. Accordingly, the Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. Any investment in the Company must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. These risks include the Company's substantial dependence on acceptance into a highly competitive marketplace surrounded by better funded and more established companies, our need to conduct product development, and our need to expand our sales and support organizations, respond to competition, manage changing operations, develop strategic relationships, control costs and expenses, maintain and enhance our brand, expand our product and service offerings, improve function and benefits, attract, integrate, retain and motivate qualified personnel, and rely upon acceptance and growth in our targeted markets. In addition to being subject to all of the risks associated with the creation of a new business, the Company will be subject to factors affecting business generally, such as general economic conditions, increasing government regulatory activity, scarcity of environmental resources, and competition. The Company believes that the estimates prepared by them as to capital, personnel, equipment and facilities required for their operations are reasonable, but until their operations have continued for a period of time, it will be impossible to determine the accuracy of such estimates. No assurance can be given as to the ultimate success of the Company. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business.

Operating Losses Since Formation; No Assurance of Profitability. The Company has had operating losses since formation and may incur further losses. To be successful, the Company must, among other things, develop and market products that are widely accepted by consumers and generate sales revenue that will yield a profit. The Company is in the preliminary stages of executing its business model. There can be no assurance that the Company will be successful or that significant revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis in the future.

Uncertain Future Financial Results. The Company's results of operations may vary from period to period because of a variety of factors, including its research and development costs, introduction of new products, cost increases for raw materials and manufacturing, production interruptions, the availability of raw materials, changes in manufacturing, marketing and sales expenditures, consumer adoption of the product, competitive pressures, the interest in the Company and general economic and industry conditions that affect customer demand and preferences. As with any relatively new business enterprise operating in a specialized and competitive market, the Company is subject to many business risks which include, but are not limited to, unforeseen marketing, promotional, development and manufacturing expenses, negative publicity, competition and product liability. Many of the risks may be unforeseeable or beyond the Company's control. There can be no assurance that the Company will successfully implement its business plan in a timely or effective manner, or generate sufficient interest in the Company's products, or that the Company will be able to market and sell enough product to generate sufficient revenues to continue as a going concern.

Broad Discretion on Use of Funds. The Company's management, subject to the supervisory powers of the Board of Directors, has absolute discretion to spend the proceeds of this offering for any general corporate purpose, including but not limited to providing a salary to corporate officers and the repayment of certain authorized shareholder loans to the Company. The Company's management is committed to the long-term growth of the business and, thus, cannot assure you that the proceeds will yield any return in the short or immediate term, if at all.

No Assurance Financing Will Eliminate Need For Future Cash Requirements. The Company will continue its research and development activities for its initial product and begin its production operations which require capital. There is no certainty that the initial financing will be sufficient to establish that the initial product line is viable, in which case additional development financing will be required. After successful development of the initial product, the Company expects that it will need at least $1.5 million in additional capital to grow and expand the business successfully, with additional inventory and distribution reach. If the Company is successful, the Company will certainly have to obtain further additional capital beyond the foregoing to expand inventory and distribution reach. As such, it is absolutely certain that the Company will need additional financing. The ability of the Company to secure future capital will depend on many factors, including continued progress in product success, the cost of manufacturing and production, market requirements, advertising costs and fluctuations in raw material prices. The Company does not know whether additional financing will be available when needed, or whether it can be obtained on terms favorable to the Company or its existing investors - particularly in light of current economic conditions, the availability of credit, and other sources of capital. The Company may raise any necessary funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. To the extent the Company raises additional capital by issuing equity securities, the Company's members will experience dilution. If the Company raises funds through debt financings, they may become subject to restrictive covenants. To the extent that the Company raises additional funds through collaboration and product licensing arrangements, the Company may be required to relinquish some rights to the Company's proprietary information or product trade secrets and protected intellectual property, or grant licenses on terms that are not favorable to the Company. If adequate funds are not available, the Company may be required to delay, scale-back or eliminate their research and development programs or obtain funds through collaborative partners or others that may require the Company to relinquish rights to certain of the Company's potential product offerings that they would not otherwise relinquish. There can be no assurance that additional financing will be available on acceptable terms or at all, if and when required.

Possible Loss Of Entire Investment In The Event Of Dissolution And Liquidation. In the event of the Company's dissolution, the proceeds realized from the liquidation of the Company's assets, if any, will be distributed to Investors only after satisfaction of claims of the Company's secured creditors, if any. The ability of an Investor to recover any portion of such Investor's investment will depend on the amount of funds realized and the claims to be satisfied therefrom. There can be no guarantee that Investors will receive all, or any portion, of their investment back in the event of a liquidation and dissolution of the Company.

Commercial Viability. The Company's product line is new and is undergoing refinement and testing. When placed into the marketplace, the product line may not appeal to consumers' tastes, receive positive consumer reception or be commercially successful. Should any mishap occur in connection with the product, its components, its efficacy or its safety, the Company may be unable to provide its product or may have to significantly alter its makeup and its reputation in the marketplace could be harmed or the product may need to be pulled from the marketplace.

Single Product Line. The Company plans to use all investment proceeds on the development of a single product line. Success from a single product line may cause the investment to be highly speculative. Should failure of the brand occur, the Company may fail and further financing may not be obtained and you may lose your entire investment.

Limited Intellectual Property. The Company's business plan entails using innovative packaging and e-commerce technology to make an already existing product available to consumers in a more convenient and affordable manner. The Company does not own the intellectual property related to the underlying product, nor does it have exclusive rights to resell that product. Should a competitor decide to resell the same product and replicate the Company's packaging and/or e-commerce strategy, the Company may find it difficult to compete given its early-stage and limited capital.

Social Impact Focus. The Company is a mission driven business that is focused on providing a product that is both safe and environmentally-friendly. As a result, the Company may make decisions based on considerations other than strictly maximizing short-term profit and may initially result in high product costs. Additionally, the Company is committed to donating up to 8% of its net profit to non-profits. These decisions will likely reduce the amount of revenue available to the Company to operate and grow, and ultimately to return to investors, which may further increase the riskiness of the investment and potential loss of any investment.

Competition. No assurances can be given that the Company will be able to compete successfully with other companies that offer similar or competitively positioned products or potential substitutes. Many of these potential competitors are significantly better financed than the Company and have access to significantly greater resources. Initially, we will be unable to compete initially based on brand recognition and will have to compete based on taste, price, quality, product ingenuity, distribution, marketing, promotion and the ability to identify and satisfy consumer preferences.

Reliance on Consumer Preferences. We are a consumer products company that operates in the highly competitive consumer health products industry. Our success depends on our ability to anticipate and respond to shifts in consumer trends, including increased demand for products that meet the needs of consumers who are increasingly concerned with health and wellness, our product quality, our ability to develop products that are responsive to consumer preferences and our ability to respond to product and pricing pressures. Consumer preferences may shift due to a variety of factors, including the aging of the general population, consumer concerns regarding the health effects of certain materials. There is no guarantee that the Company's products will successfully anticipate future consumer preferences or be able to adapt to changing consumer preferences. Our success is also dependent on our product innovation, including maintaining a robust pipeline of new products, and the effectiveness of our product packaging, advertising campaigns and marketing programs, including our ability to successfully adapt to a rapidly changing media environment, such as through use of social media and online advertising campaigns and marketing programs. There can be no assurance as to our ability to develop and launch successful products or to effectively execute advertising campaigns and marketing programs that resonate with and appeal to consumers. Both the launch of new products and advertising campaigns are inherently uncertain, especially as to their appeal to consumers. Our failure to make the right strategic investments to drive innovation or successfully launch our products or variants of established products could decrease demand for our products by negatively affecting consumer perception, as well as result in inventory write-offs and other costs.

Strategic/Celebrity Endorsement. No assurance can be given that the Company will be able to secure endorsement, investment, or other support from any celebrity or other strategic party.

Reliance on Third Party Supplier, Manufacturer & Retailers. The success of the Company depends, in part, on establishing and maintaining a strong relationship with its suppliers, manufacturer, and retailers, each of which will be an independent third party company. The Company has not entered into a contract that mandates or ensures the performance of any of these companies. If the Company were required to obtain additional or alternative arrangements in the future, the Company can provide no assurance that the Company would be able to do so on satisfactory terms or in a timely manner, or that the products or services would meet the same standards. The Company's inability to enter into satisfactory agreements could limit the Company's ability to implement its business plan, meet customer demand, or manufacture product according to previously expected timetables.

Integrity of Raw Materials. The Company does not manufacture or produce its raw materials. As a result, it cannot ensure that each component or material will meet the quality expectations required. Any issue with the raw materials may result in delays in production, higher costs, redesign of the product, or ultimately necessitate that the company obtaining an alternative supplier on possibly less favorable terms.

Increased Costs and Shortages of Raw Materials. The Company and those companies in the consumer health products industry use various raw materials and other supplies in our business. Raw materials, components and packaging materials are subject to increases in price attributable to a number of factors, including changes in crop size, federal and state agricultural programs, export demand, currency exchange rates, energy and fuel costs, weather conditions during the growing and harvesting seasons, insects, plant diseases and fungi, and glass, metal and plastic prices. Fluctuations in commodity prices can lead to retail price volatility and intensive price competition, and can influence consumer and trade buying patterns. Some of these raw materials and supplies may be sourced internationally and some may be available from a limited number of suppliers. The Company is exposed to the market risks arising from adverse changes in commodity prices, affecting the cost of our raw materials and energy. The Company purchases these materials and energy in the open market. If commodity price changes result in unexpected increases in raw materials and energy costs, the Company may not be able to increase our prices to offset these increased costs without suffering reduced volume, revenue and operating results, any or all of which may affect the ability of the Company to continue operations.

Changes In The Legal And Regulatory Environment. The conduct of the Company's businesses, including the production, distribution, sale, advertising, marketing, labeling, safety, transportation and use of our products, are subject to various laws and regulations administered by federal, state and local governmental agencies in the United States, as well as potentially in the future, to laws and regulations administered by government entities and agencies outside the United States in markets in which we contemplate our products may be made, manufactured or sold, including in emerging and developing markets where legal and regulatory systems may be less developed. These laws and regulations and interpretations thereof may change, sometimes dramatically, as a result of political, economic or social events. Such changes may include changes in: drug and health laws; laws related to product labeling, advertising and marketing practices; laws regarding the import of materials used in our products; laws regarding the export of our products; laws and programs aimed at reducing materials present in our product; increased regulatory scrutiny of, and increased litigation involving, product claims and concerns regarding the effects on health of materials in, or attributes of, certain of our product; state consumer protection laws; taxation requirements, including taxes that would increase the cost of our products to consumers; competition laws; privacy laws; laws regulating the price we may charge for our products; laws regulating access to and use of water or utilities; and environmental laws, including laws relating to the regulation of water rights and treatment. New laws, regulations or governmental policy and their related interpretations, or changes in any of the foregoing, may alter the environment in which we do business and, therefore, may impact the Company's results or increase our costs or liabilities to the point that the Company is no longer viable.

Recall on Products. The sale of health products for human use involves the risk of injury to consumers. Such injuries may result from mislabeling, tampering by unauthorized third parties or product contamination, including the presence of foreign objects, substances, chemicals, other agents or residues introduced during the growing, manufacturing, storage, handling or transportation phases of production. Under certain circumstances, the Company may be required to recall products, leading to a material adverse effect on our business, consolidated financial condition, results of operations or liquidity. Even if a situation does not necessitate a recall, product liability claims might be asserted against the Company. Any recall could significantly affect our brand equity, consumer demand, our reputation and our ability to function as a going concern.

Restrictions On Transferability: No Public Or Other Market for Securities. Prospective Investors should be fully aware of the long-term nature of their investment in the Company. The Securities will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption under the provisions of the Securities Act, which depends, in part, upon the investment intent of the Investors. All persons acquiring Securities will be required to represent that they are purchasing such Securities for their own accounts for investment only, and without a view to resale or distribution thereof. No assurances can be given that the offering currently qualifies or will continue to qualify under one or more such exemptions due to, among other things, the adequacy of disclosure and the manner of distribution, the existence of similar offerings conducted by the Company or any affiliated entity in the past or in the future, or retroactive changes of any securities law or regulation. If, and to the extent, claims or suits for rescission are brought and successfully concluded for failure to register this offering or other offerings under the Act or for acts or omissions constituting offenses under the Securities Exchange Act of 1934, or applicable state securities laws, the Company could be adversely affected, thus jeopardizing the ability of the Company to operate successfully. Further, the time and capital of the stockholders, officers and Director of the Company, and the Investors could be adversely affected by the Company's need to defend any action by enforcement authorities of the Securities and Exchange Commission or the securities agency of a particular state, even if the Company is ultimately exonerated.

The Securities are not registered under the Securities Act, and may not be resold unless they are subsequently registered under the Securities Act or an exemption from registration is available. Similarly, the Securities are not qualified under any applicable state securities laws, and they may not be resold unless they are subsequently qualified under the securities laws or an exemption from qualification is available. The Securities may be issued in various states under similar exemption provisions. Securities sold pursuant to the exemptions from registration are subject to transfer restrictions imposed by such laws. Investors have no right to require registration under any agreement with the Company, the Securities Act or qualification under the securities laws. In addition, any sale, transfer, encumbrance or other disposition of Securities must be consistent with applicable “Blue Sky” or similar state securities laws. Further, no public or other market for the Securities being offered for sale by the Company exists, nor is such market likely to develop. Because of the requirement that a transfer of Securities be made pursuant to registration or qualification, or pursuant to an exemption under the Securities Act, applicable state securities laws, Investors may not be able to liquidate their investment in the event of an emergency or for any other reason. Accordingly, an Investor will need to bear the economic risk of his/her/its investment for an indefinite period. Because of the absence of a public market for the Securities, the Securities may not be readily acceptable as collateral for loans. Consequently, Investors may not be able to borrow against or liquidate their investment in the event of an emergency. Moreover, should an Investor dispose of his/her/its Securities he/she/it would realize taxable income to the extent that his/her/its pro rata share (for tax purposes) of consideration he/she/it receives upon such disposition, exceeds his/her/its tax basis. At the same time, he/she/it may not receive sufficient cash to pay such taxes.

No Payment Of Interest Or Principal. The Company currently intends to retain any future earnings and does not expect to make any distributions in the foreseeable future. The Securities provide for no repayment of principal or interest amounts until the Maturity Date (as defined in the Purchase Agreement). Investors who anticipate the need for distributions from their investment in the Company should not purchase the Securities offered hereby.

Concentration Of Control. Jennifer Eden, the Company’s co-founder and CEO, and Gabriela Alves, the Company’s co-founder and President, each currently own equivalent equity ownership in the Company, which collectively aggregates approximately 60% of the Company’s outstanding equity. The co-founders are currently the Company’s sole members of its Board of Directors, and therefore have significant control over the management of the Company and the direction of its policy and affairs. This concentrated control in the Company will limit Investors’ ability to influence Company matters.

Dependence On Key Personnel. The Company is dependent upon the continued services of its co-founders, Jennifer Eden and Gabriela Alves as well as reliance on the ability to attract other key personnel. The inability to attract, or loss of, key personnel could have a material, adverse affect on the Company. The Company believes that its future success will depend significantly upon its ability to attract, motivate and retain additional highly skilled managerial, operational, technical, professional, and sales and marketing personnel, all of which places significant demand on the Company’s resources. Competition for such personnel may be intense and there can be no assurances that we will be successful in attracting, assimilating and retaining the personnel required to expand its operations.

Protection of Intellectual Property Rights. The Company possesses intellectual property rights that are important to its business. These intellectual property rights include product design, trademarks, copyrights, business processes and other trade secrets which are important to our business and relate to our products, their packaging and the processes for their production. If competitors or third-parties infringe on these rights, the Company may have to incur significant expense in protecting the Company’s intellectual property rights through a combination of trademark, copyright, and trade secret laws, third-party assignment and nondisclosure agreements and monitoring of third-party misuses of our intellectual property. The Company is currently pursuing full patent and copyright protection. If the Company fails to obtain or adequately protect our product design, trademarks, copyrights, patents, business processes and other trade secrets, or if there is a change in law that limits or removes the current legal protections of our intellectual property, the value of our products and brand(s) could be reduced and there could be an adverse impact on our business, financial condition and in the case of an emerging company, force the Company to cease operations. See also Section 14 "Changes in the Legal and Regulatory Environment".

Recent Global Economic Crisis. The effects of the recent global economic crisis may impact the Company’s business, operating results, or financial condition. The recent global economic crisis has caused disruptions and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments could negatively affect our business, operating results, or financial condition in a number of ways. The economic crisis has also caused a decrease in access to capital markets and may negatively impact the Company’s ability to obtain future financing on favorable terms, if at all.

Risks Related to Status of Labor Force. The Company does not have any employees. All personnel providing services to the Company are independent contractors. In the event that the Internal Revenue Service, California Department of Labor, the California Franchise Tax Board or any other government agency reclassifies our service providers as employees rather than independent contractors, the Company will become subject to fines, penalties, and back taxes, and these sums may be material and adverse to the Company. In addition, individual service providers could bring private claims against the Company asserting that their labor status was incorrectly characterized by the Company. If any such event occurs, we could become subject to substantial monetary losses which could have a material adverse effect on our financial condition.

Legal Risks Related to Labor Force During Expansive Growth. The Company is operating in a dynamic growth business and environment, and frequently has discussions with new persons desiring to become advisors, consultants and/or employees of the Company. The Company routinely engages in discussions regarding possible involvement of such persons in the Company, including whether such persons may become executives of the Company. These persons may assert claims against the Company based upon negotiations and proposed arrangements even if the Company has never reached or entered into a definitive written agreement with them. Companies that experience rapid growth often face claims of oral agreements and allegations of promises. Because the Company has experienced and anticipates continuing to experience rapid growth and may experience value accretion, the Company going forward may face similar challenges and disputes with persons alleging that the Company entered into arrangements with them. In the event a dispute arises, the Company may be required to expend resources on resolving the dispute which could have a material adverse effect on the Company’s financial condition. In addition, because the Company does not have a history of profitable operations, its business, operations and prospects are subject to considerable uncertainty. At times we may not be able to offer key personnel the compensation they could secure in a more stable business. Such uncertainty may have a material negative effect on our ability to attract and retain key personnel and executives.

Tax Matters. As a start-up, the Company does not have the resources to engage in retaining a valuation firm to conduct valuations for purposes of Section 409A of the Internal Revenue Codes, and as such, the Company’s determination of value of equity securities to service providers may differ from future hindsight perspective of regulatory authorities. The Company’s business operations may be subject to duties or taxes that are not based on income, sometimes referred to as “indirect taxes,” including import duties, excise taxes, sales or value-added taxes, property taxes and payroll taxes, including indirect taxes imposed by state and local governments. Increases in or the imposition of new indirect taxes on our business operations would increase the cost of our operations or, to the extent levied directly on consumers, make the packaged food products offered more expensive, which may negatively impact the ability of the Company to grow its customer base or retain active customers.

Engagement of Broker-Dealer & Use of Crowdfunding Sites. The Company has engaged a registered broker-dealer to assist as a non-exclusive private placement agent in the sale of the Company's Notes, in which case the Company reserves the right to pay the broker-dealer a commission based on the investment amounts with which it assists or is the direct result of its engagement. The Company will rely on representations made by the broker-dealer in regard to its current status as a registered broker-dealer, membership with FINRA/SPIC, and compliance with all applicable rules, regulations, and registration and licensing requirements. Further, to the extent the broker-dealer utilizes certain crowdfunding platforms, the Company, subject to reasonable diligence, will rely on the broker-dealer's representations that the broker-dealer's activities and the platform comply with the requirements of Regulation D, Rule 506(b). In the case that the broker-dealer is not properly registered or its activities and representations violate any law or regulation, including Regulation D, Rule 506(b), the Company may face potential civil, criminal, or regulatory liability.

The founders have management positions in SALT Group but are not involved in day to day operations. Their only time obligation is a standing monthly meeting.

Part- time officer Gabriela Alves is currently only a part-time officer and as such, diminished time may be spent on Tampon Tribe's operations.

Gabriela Alves is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 95% will go towards an increased inventory load to boost quick delivery turn around as well as part-time operations staff to help with packing and delivery, warehousing for ramp up phase, and initial marketing drive. 5% Wefunder fee

---

If we raise: **$1,070,000**

Use of Proceeds: 95% Same as above, as well as enabling a strong core team to commit to sales outreach as well as PR and marketing, logistics infrastructure, promotional materials, app completion. 5% Wefunder fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $5M valuation cap; 80% discount; 2% interest.
See exact security attached as
Appendix B, Investor Contracts.

Type of Security: Convertible Promissory Notes ("Notes").

Amount to be Offered: The goal of the raise is $107,000. The Company may accept over-subscription of up to $1,000,000. The minimum investment amount for any investor will be $1000 in Notes.

Valuation Cap: $5m; 80% discount rate.

Maturity Date: November 1, 2020

Investors: A "Major Investor" shall be an Investor that purchases a Note or Notes with an aggregate original principal balance of $50,000 or more.

Interest Rate: Interest shall accrue on the unpaid principal amount at a rate equal to 2% per annum, compounded annually, from the actual date funds were received by the Company and shall payable at the Maturity Date (defined hereafter).

Closing: The initial closing shall occur upon acceptance of a Note Purchase Agreement and Note ("Initial Closing"). The offering shall continue, and subsequent closings may occur, for sixty (60) days from the Initial Closing (together with the Initial Closing, the "Closing"), provided, however, the Company may extend the offering for an additional sixty (60) day period in its discretion.

Principal Payment and Maturity Date: Principal and any accrued but unpaid interest under the Note shall be due and payable upon demand by the Holder at any time after (the "Maturity Date").

Conversion of the Note:

(i) Qualified Equity Financing. Upon the occurrence of a Qualified Equity Financing ($1,500,000 of gross proceeds) , the Crowd Note shall convert automatically, without any further action on the part of either the Company or the Investor, whereupon the Crowd Note shall be deemed canceled, into the number of Conversion Shares equal to the quotient obtained by dividing the Outstanding Loan Balance by the Conversion Price prior to the closing of the Qualified Equity Financing.

(ii) Corporate Transaction. In the event of a Corporate Transaction prior to a Qualified Equity Financing, the Company shall notify the Investor in writing of the terms of the Corporate Transaction and the Investor shall receive the higher value received by either: i.) Obtaining that number of Conversion Shares equal to the quotient obtained by dividing the Outstanding Loan Balance by the Conversion Price; or ii.) Obtaining the Corporate Transaction Payment, which will be 2X the Purchase Price. If the Corporate Transaction occurs after a Qualified Equity Financing the Company shall convert this Crowd Note into Conversion Shares

(iii) At or After Maturity. Commencing on the Maturity Date, the Crowd Note holders (by a decision of those Crowd Note holders holding a majority of the principal amount of the outstanding Crowd Notes) have the option to (a) require the Company to pay the Outstanding Loan Balances or (b) convert the Crowd Notes into a number of Conversion Shares equal to the quotient obtained by dividing the Outstanding Loan Balance by the Conversion Price. Upon the conversion of this Note into Conversion Shares, in lieu of any fractional shares to which the Investor would otherwise be entitled, the Company must pay the Investor cash equal to such fraction multiplied by such price per share.

Major Investor: Any Investor in a Crowd Note in which the Purchase Price is equal to or greater than $50,000.

Each Major Investor shall be entitled to summary quarterly financial statements due within forty-five (45) days of the close of each calendar quarter. Any Major Investor shall also be entitled, upon reasonable notice to the Company, to review the
Company's comprehensive financial statements and books and records at the Company's principal place of business. All other Investors shall be entitled only to those information rights required by law or the Corporation's bylaws or articles of incorporation.

Voting Rights: Investors in this round will not receive voting rights, but will instead proxy all rights to the CEO.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in Convertible Notes do not have voting rights and cannot modify the terms of the Convertible Notes.

Any term of this Note may be amended or waived with the written consent of Company and the Majority Holders. Upon the effectuation of such waiver or amendment in conformance with this paragraph, the Company shall promptly give written notice thereof to the Holder if the Holder has not previously consented to such amendment or waiver in writing.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	20,000,000	12,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	3,000,000

Describe any other rights:

Investors in this round will receive Preferred stock upon conversion, with liquidation preferences and they will not receive voting rights. Common Stockholders will receive voting rights. The options will eventually convert to Common Stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, Convertible Notes, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of shares of **Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$5 million**, the amount invested divided by the quotient of (a) the Valuation Cap **($5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our stock (including both **common stock and Preferred Stock**) that take into account, as applicable, factors such as the following:

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
4/2017	Regulation Crowdfunding	Convertible Note	$119,119	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Tampon Tribe is an online membership subscription service for toxin-free, plastic-free, 100% organic cotton tampons, pads, and pantyliners. On average, someone will spend upwards of $5,600 in their lifetime on tampons—and a majority of those tampons will contain chemical dyes, additives, and bleaches. We're giving people both the convenience of having their menstrual products delivered straight to their door every month and safety-of-mind with high-quality, 100% organic certified tampons.

The menstrual product market is $35 billion globally and $5.9 billion in the U.S., with 70% of U.S. women using tampons. We believe the marriage of the subscription economy and menstrual products is a formula for success. We will become the go-to subscription-service for menstrual products by providing top-notch products more affordably than our competitors do. No other company provides organic cotton tampons, pads, *and* pantyliners with biodegradable applicators for only $10/month.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Tampon Tribe, Inc. was incorporated in the State of California in August 2016.

Since then, we have:

- Raised $119,119 from 189 Wefunder investors in April 2017.

- 70% of all U.S. women use tampons; $3 billion menstrual product market in the U.S. alone.

- 9,600 - average number of tampons used over a lifetime. $5,600 - average amount spent on menstrual products over a lifetime.

- 876% net subscriber gain in 12 months.

- Plastic-free and GOTS certified.

- Partnered with Girls Health Ed. to help young women reach and exceed their goals

- 400,000 products sold; corporate placements, universities, wellness centers.

Historical Results of Operations

Our company was organized in August 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $42,183 compared to the year ended December 31, 2016, when the Company had revenues of $11,377. Our gross margin was 29.97% in fiscal year 2017, compared to 87.4% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $95,063, including $79,391 in cash. As of December 31, 2016, the Company had $1,297 in total assets, including $1,297 in cash.
- *Net Loss.* The Company has had net losses of $79,110 and net losses of $12,240 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $186,413 for the fiscal year ended December 31, 2017 and $13,537 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Tampon Tribe cash in hand is $50,750, as of July 2018. Over the last three months, revenues have averaged $4,524/month, cost of goods sold has averaged $3,053/month, and operational expenses have averaged $6,931/month, for an average burn rate of $5,460 per month.

We have added retail sales in four Erewhon stores which has seen an increase in revenue. We have also added a new school and are prospecting for more corporate and wholesale clients. We have also boosted inventory levels in order to fulfill an increase in orders.

We expect growth at a 10-25% month on month rate. We are also focusing on acquisition only marketing, a reduction in Ad Word spending and a reach out to more corporate clients which is aimed at increase profit margins and revenue. Our expenses will remain steady for the next 3-6 months.

In lieu of a successful Wefunder offering, we will continue operations as normal.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.tampontribe.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Tampon Tribe Convertible Note

Appendix C: Financial Statements

INVEST IN TAMPON TRIBE

minimum target met

$116,549

raised of $1,070,000 maximum target from 59 investors

Organic, 100% cotton tampon, pad, and pantyliner subscription service

Tampon Tribe is an online membership subscription service for toxin-free, plastic-free, 100% organic cotton tampons, pads, and pantyliners. On average, someone will spend upwards of $5,600 in their lifetime on tampons—and a majority of those tampons will contain chemical dyes, additives, and bleaches. We're giving people both the convenience of having their menstrual products delivered straight to their door every month and safety-of-mind with high-quality, 100% organic certified tampons.



Jennifer Eden
CEO
International marketing and business development expert with 20+ years in media and growth.



100% certified organic cotton tampons, pads and pantyliners.

$ 1,000 min

REMIND ME (193)

What you are investing in

Custom Convertible Note

$5M valuation cap

2% interest
20% discount

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $5M in the future.

Earning a return

Learn more about convertible notes

retail ecommerce female founder

Why you may want to invest

1. Raised $119,119 from 189 Wefunder investors in April 2017.
2. 70% of all U.S. women use tampons; $3 billion menstrual product market in the U.S. alone.
3. 9,600 - average number of tampons used over a lifetime. $5,600 - average amount spent on menstrual products over a lifetime.
4. 876% net subscriber gain in 12 months.
5. Plastic-free and GOTS certified.
6. Partnered with Girls Health Ed. to help young women reach and exceed their goals
7. 400,000 products sold; corporate placements, universities, wellness centers.

Our Ambition

The menstrual product market is $35 billion globally and $5.9 billion in the U.S., with 70% of U.S. women using tampons. We believe the marriage of the subscription economy and menstrual products is a formula for success. We will become the go-to subscription-service for menstrual products by providing top-notch products more affordably than our competitors do. No other company provides organic cotton tampons, pads, and pantyliners with biodegradable applicators for only $10/month.

tampontribe.com

Santa Monica, CA

Why I Like Tampon Tribe

As CEO of Expert DOJO I have had the pleasure of working with Jennifer Eden and cannot speak highly enough of her as an entrepreneur. As Founder of Tampon Tribe she has demonstrated all the skills and qualities of a successful entrepreneur. She builds great teams, leads from the center and after starting and growing a number of businesses she knows what it takes to create success in business. Tampon Tribe will be one of the great subscription companies of 2017 and Jennifer will be there at the helm.



Brian Macmahon

EXPERT DOJO, CEO

I have known Gaby for over 10 years and during that time she has become a great friend and someone who I respect as an entrepreneur and businessperson. I have sat in on many business meetings with Gaby, both as an observer and as a participant and have always been impressed by her motivation, business acumen and fairness when dealing with business associates. I am certain that given her character Gaby will be successful in any undertaking to which she applies herself.

Ray Kelly

Partner at BlueStar AMG

Jennifer Eden is one of those entrepreneurs who is starting a movement with hopes to influence the world. She is creating fun and powerful tribe of men and women who want to help provide women with access to certified organic, toxic-free, and affordable tampons. This is no easy feat, but if anyone can do it, Jennifer can and will. Her drive, passion, and keen sense of community is what has drawn me and hundreds of people to support the Tampon Tribe.

Ryan Foland

Managing Partner, Influence Tree

Business is a vehicle to make a difference. Jennifer not only is a driven and energetic entrepreneur, but she has a deep passion to make a difference for women, women's bodies, our environment and our planet. Jennifer is a great example of modeling conscious business, and merging passion, purpose and profit together.

Tatjana Luethi

Founder of the TOGETHER! Network, Co-founder of MixR

The New Year Of Optimisim For Femtech

Baby New Year is an icon of optimism as the clock ticks down to midnight on December 31st, just after the holiday honoring an immaculate conception. While this black-capped toddler has been a holiday staple since the dawn of the 20th century

March 20, 2017 @ forbes.com

International Women's Day - Support Indie Beauty Brands Founded and Run By Women

March 8 is International Women's Day, and although shopping is generally discouraged by the organizers, we think you are welcome to support women and their business ventures. Shop small by su...

March 8, 2017 @ hollywoodlife.com

19 Female Entrepreneurs Share The Personal Pep Talk That Gets Them Through Anything

Whenever I've had one of those days at work when I felt like everything was crashing down or when I can't give my all in a workout class that I usually kick ass in - I start to feel less like myself, and a bit jaded.

March 3, 2017 @ bustle.com

14 Female Entrepreneurs Share The Biggest Mistake They Made In Their 20s

Often referred to as the "Odyssey Years," a lot happens in your first, pivotal decade of being an adult. While at 20, you're rosy-eyed and bushy-tailed, filled with excitement and promise of all that you'll be and accomplish, by 29, you're much more

March 3, 2017 @ bustle.com

This Dollar Shave Club For Tampons Can Save Women $3,000

You probably have heard of the Dollar Shave Club, but did you know there is something similar for feminine hygiene products? It turns out that the average woman uses 9,600 tampons in her lifetime (adding up to $5,600 worth of feminine

February 21, 2017 @ inc.com

Love Wins In 2017: Here Are 25+ Valentine's Day Gifts That Give Back

What's sexier than a dazzling bauble, luscious chocolate or another thoughtfully chosen gift for Valentine's Day? How about knowing that the above comes from a source that gives back to people and organizations who need it most? You can start

February 20, 2017 @ forbes.com

5 Crowdfunders to Watch - Helpful and Innovative - The Story Exchange

The women featured in this crowdfunding column are tackling emotional terrain and messy hair days. Whether it's helping immigrants navigate the intricacies of President Donald Trump's executive orders, offering salves for family loss or dealing with "Aunt

February 8, 2017 @ thestoryexchange.org

5 Organic Subscription Tampon Boxes Making Periods Eco and Easy (Really!)

There's a new wave of cool in wellness hitting our Instagram feeds, and it might not be what you expect: organic period subscription boxes. Once upon a time your tampons would be the last thing you wanted on display in your bathroom, let alone

January 16, 2017 @ organicauthority.com

Alternative Period Products For That Time of The Month | Elle Canada

The latest intel for a less annoying time of the month. The drink: Swap coffee for water. "Coffee depletes magnesium in your body. During your period, your uterine muscles are contracted [hi, cramping] and magnesium helps to relax muscles," says

January 16, 2017 @ ellecanada.com

24 Subscription Boxes For Things You Actually Need

We hope you love the products we recommend! Just so you know, BuzzFeed may collect a share of sales from the links on this page. Just select the quantity, blend, and frequency you'd like to receive for your jolt of caffeine and Blue Bottle will deliver.

December 12, 2016 @ buzzfeed.com

10 gifts for every badass feminist on your holiday shopping list

2016 has been a monumental year, both for women and the feminist movement they've long led. Hillary Clinton became the first woman to be nominated for president by a major political party. Fourteen teenage girls from South Africa built

December 8, 2016 @ mic.com

Four Westside Women Are Stirring the Period Pot - westsidetoday.com

Four Westside Women have teamed up to take tampon and pad subscriptions to levels that only Westside girls know how. Injecting their own level of Venice-vibe into the burgeoning industry, Tampon Tribe is the epitome of everything that free beach

October 16, 2016 @ westsidetoday.com

Natural Beauty Q&A: Jennifer Eden, Co-Founder of Tampon Tribe

I've been noticing more and more that one of my go-to products - one that which, frankly, I have given very minimal thought - is deserving a closer look. Hide your eyes if you're squeamish, because I'm about to broach a subject that makes most people

September 12, 2016 @ indigoandcanary.com

Ryan Foland with Jennifer Eden and Dustin Dye: Using Social Media Before you Launch Your Product or Service

Get Notified is pleased to have Jennifer Eden, founder of Tampon Tribe as our special guest. Tampon Tribe (http://www.tampontribe.com/) is an energetic social impact project. Jennifer shares her vision about how together, we can prevent toxins from

August 30, 2016 @ ryanfoland.com

A Subscription for What You Use Every Month

We're a subscription service for certified organic tampons and pads.

Our mission is to level the playing field when it comes to organic menstrual products and to stop the search for tampons each month. Tampon Tribe is an affordable monthly delivery of certified-organic cotton tampons that are toxin and chemical-free. Our applicators are compostable and our packaging is made from recycled materials – no plastic. Period.




TAMPON TRIBE
TAMPON TRIBE

How We've Grown Since Our Last Raise

100% net subscriber gain since Q1 2017.

We officially launched in early 2017. We finished the year with just under 2,000 subscribers. In Q1 of 2018, we continued to grow. Our average spend per customer has also grown 50%, increasing from $8 a month to $13 a month. We also added plastic-free pads and pantyliners to our line, and introduced the MashUp product, combining all three products.

Two new revenue streams.

Corporate Partnerships


TAMPON TRIBE

Our corporate partnerships, which include Exhale Spa, Orange Theory, Cross Campus, a film production studio, and other workplaces, act like a single high-paying subscription customer. We've run promos with the displays and have seen individuals sign up for their own subscription. We've also had a couple universities order with us -- those are $1,000+ orders.

Retail


TAMPON TRIBE
ORGANIC TAMPONS

We started a small retail line to complement the subscription line. We're now at all four Erewhon stores, a chain of high-end natural health grocers in Los Angeles. With retail, we're able to bring in customers that we don't reach with subscription. We recently signed on as a vendor with Urban Outfitters in their wellness shops, and are a new vendor with education giant First Book.

The Subscription Economy: 100% Year Over Year Growth

Consumers are demanding convenience with consistent quality—this is the answer.

The Subscription Economy has grown by more than 100% year over year for the last five years. There have been many high-profile acquisitions and IPOs, including when Unilever purchased Dollar Shave Club for $1 billion.

Dozens of of Fortune 100 companies have adopted the subscription model as part of their business.

DOLLAR SHAVE CLUB
SHAVE TIME. SHAVE MONEY.

HARRY'S

THE HONEST CO.

JUSTFAB™

BIRCHBOX

TRUNK CLUB®
MEN'S OUTFITTERS

GrubMarket

Cratejoy

Menstrual Products Are a $5.9 Billion Market in the U.S. Alone

The global market is worth $35 billion and is estimated to grow to $40 billion by 2021.

Tampons, pads, and other feminine hygiene products are essentials. Already, 70% of U.S. women say they use tampons every month and spend an average of $120 every year on pads and tampons.

9,600

Average number of tampons used over a lifetime

$5,600

How much a woman will spend on hygiene products over a lifetime

How We're Different: 100% Cotton + Non-Toxic

Common, store-bought tampons contain toxins, perfumes, dyes and chemicals.

We did an experiment where we placed our tampons along with store-bought tampons into water. Our tampons stayed in-tact, they absorbed the liquid and you could wring the liquid out. But the storebought tampons broke up and released fibers everywhere. The same thing could happen inside of a woman's body—which is why we create only the highest quality products.

ORGANIC

100% certified organic cotton, GOTS, ICEA.

TOXIN FREE

No chemicals, bleaches, dyes, additives, or plastics.

BIODEGRADABLE

Our applicators are 100% compostable (and comfy, too).

SUSTAINABLE

Sustainable manufacturing practices & recycled packaging.

Hear From Our Customers

Customers love high-quality products with their bodies and the environment in mind.

"

Love Tampon Tribe for so many reasons! Their tampons are 100% certified organic cotton and toxic-free. No chemical bleaches, no perfumes, dyes or yucky material in your most sensitives area. All of their products and packaging are manufactured sustainably made from recycled materials and compostable."

- My Faves Journal

"

Organic tampons are so important to use! Cotton is the dirtiest crop we have, full of pesticides. 85% of tampons contain Monsanto's glyphosate. An ingredient in their Roundup herbicide that has been ruled a likely carcinogen by the World Health Organization. We demand organic food, skincare, even clothing, sheets & towels...why not tampons?"

- Green with Tiffany

Hear From the Experts

Organic is the leading trend and personal hygiene is the next niche to tackle.

"

Organic tampons represents the most promising breakthrough in recent times, which is generating significant market interest supported by rising concerns regarding synthetic tampons and the unsettling statistics of toxic shock syndrome (TSS) cases reported in the past."

- Global Industry Analysts, Inc

"

A 2015 study on the U.S. Organic Industry found that sales of organic non-food products, for 8% of the organic market, posted the biggest percentage gain in six years. Among non-food items, the survey showed that fiber and organic personal care items were the standout categories."

- Non-Wovens Industry

Our Journey So Far

We started by building our Tribe. Now, we're ready to ramp up production, refine business operations, and accelerate growth.

October 2015

Tampon Tribe Conceptualized

An idea is born out of necessity and passion. R&D begins.



Manufacturing Pipeline

European partner secured, operations system setup.

January 2016



Official Tampon Tribe Launch

Female Comedy Launch Laughs party packs the house and kicks off pre-orders. Launch video campaigns, social media integration and brand ambassadors.

September 2016



First Orders Shipped

Added MashUp to our product line.

Q1 2017

1K Subscribers and Corporate Partnerships

Corporate accounts include Orange Theory, Exhale Spa, and various universities

Q3 2017

EREWHON ORGANIC GROCER & CAFE

2K Subscribers and Started Retail Sales

Entered 4 Erewhon stores, and signed vendor contract with First Book.

Q4 2017

2.5K Subscribers and Growth

Increased average customer spend from $8 to $13.

Q1 2018

Urban Outfitters and Amazon

Signed vendor contract with UO and initiated Amazon sales trial.

March 2018

Won First Place Georgetown Alumni Startup Prize

Took home $7,000 cash prize.

May 2018

Growth Phase

Increase inventory, hire operations team to fulfill orders, and increase marketing spend.

Q3 2018

10K Subscribers Target

Q1 2019

Join Us



Tampon Tribe is an engaging, energetic business with a mission to end period panic and save the world, all at once. We deliver a customized organic cotton tampon and pad selection to your door, every month.

As we're a non-traditional company set on disrupting the $16-billion feminine hygiene industry (in the U.S. alone), we decided to seek out game-changing investors like you, via WeFunder, who want to join us on our quest.

Aside from the proven success of subscription models such as Dollar Shave Club and Birchbox, Tampon Tribe is intrinsically committed to providing access to organic cotton tampons and pads to all women - something that should have happened a long time ago. We have a burning ambition to have product lines dominate the corporate and commercial sphere and become an international household name.

SHOW MORE

Meet the Founders



Jennifer Eden

CEO

International marketing and business development expert with 20+ years in media and growth.



Gabriela Alves

COO

20+ years of experience as owner and manager of businesses across three continents.

AND THE REST OF THE TEAM



Giana Korth

Founding Member

Georgetown Alum. Leads client strategy, sales operations, and business development.



Tracey Martin

Founding Member

Brown Univeristy Alum. Leads global sales operations and branding.

Raised $235,668From 248 Investors

Aayush Gupta
Investments for long term returns , while head down with skill , idea and platform to grow.

Jeffrey Gaul
Veteran and happy father of three.

Joshua Brigman
Love numbers! I followed the signs to this website. Now I'm here to stay.

Stephen Realiza
5+ years in direct sales / relationship marketing, with a diversified portfolio in several industries and sectors both as a distributor and investor.

Pedro Miguel Perez Iruela

Kim David Kwiatek
Emergency Physician, entrepreneur, owner of abcscribes (accurate bedside charting)

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What does Tampon Tribe do?

TT: Tampon Tribe provides 100% certified organic, cotton tampons through a monthly subscription service and the retail market. They're toxin-free, plastic-free, and completely compostable. Tampon Tribe started to fill the very big void in the market that currently exists in terms of organic menstrual products. I was looking for organic products myself and realized that they're really hard to find and are extremely expensive.

Our mission is to disrupt the market and provide affordable access to organic menstrual products for people everywhere. In southern California, if we have the money, we can go to Whole Foods and buy a couple of the options they have there, though they are limited. However, many people don't live near a Whole Foods or have the money to spend on organic products.

So, in the beginning of 2017, we started out with a subscription service to fulfill that need. We quickly gained traction with the subscription line and expanded into select retail venues as we saw a need there as well.

WF: Tell us about your tampons and what makes them different.

TT: Our product is 100% organic cotton. It has a woven core, so it doesn't contain glues. No dyes. No toxins. No plastics. In addition to our mission of having non-toxic products, we're also concerned about the environment. Most tampons have plastic applicators, and on average, people use 9,600 tampons in their lifetime. Multiply that by the millions of individuals in the U.S. that use regular tampons, and that's a lot of plastic going into our waterways and our landfills. Plastic has a huge environmental impact.

We use a smooth, thin, cardboard applicator that is completely compostable. Our packaging is made with recycled paper. We don't use boxes in our packaging. When you subscribe to Tampon Tribe, your first order arrives in a burlap bag, designed to look nice and fit inside your bathroom cabinet, or on the shelf. Then, every month, you get a refill pack, in a recycled paper bag. You can select your combination online depending on what size of tampon you need and what your flow is. You let us know ahead of time what you need for that month's delivery, and that's what we send out to you. It's completely customizable and affordable. Our monthly subscription is $8, including shipping, and includes 16 tampons. If you're going to a CVS, a comparable (but non-organic) product would be about the same price, $6.99 to $8.99.

We're talking about a $16 billion global industry that's expected to grow to $42 billion in less than ten years. Most people spend between $6 to $10 a month on their menstrual product. A cheap box of Tampax is still about $5 or $6. Then, you buy some pads to go with it or something like that. For organic, you go to Whole Foods, and there are a couple of options, but they're limited in terms of their size, they don't have applicators, and they can range from $8.99 to much higher.

WF: Can you take us back to the beginning? How did you get started?

TT: I came across the idea from both a personal health and a convenient business point of view. First of all, nearly everybody runs out of tampons every month, even if you've had your period since you were 12. It just happens. You run out and you're always rushing to the store or you're getting your partner to rush to the store to buy you tampons.

My first idea was to create the Dollar Shave Club of tampons. Tampons are an essential item for 70% of menstruating individuals in the U.S. I thought, "Wouldn't it be great if you just arrived at my front door every month?"

The more reading I did, the more I came to find out about Toxic Shock Syndrome, and about the environmental impact. Our search changed a little bit and segued over to the organic and the certified organic cotton. I thought, "Wouldn't it be great if we could do this with organic products and still keep the price low?" We're still looking at a 55% profit margin on our costs and that's only at low purchasing levels.

Secondly, health reasons came into it. From a personal level, I went through a health situation myself. As I started to speak to more and more of my friends who had been touched in some way by a health issue, often cancer, which does actually hit one in two people in this world, we realized the importance of looking more toward organic products and being a lot more conscious about what we put into our bodies or against our skin. Those two things combined to move forward with the business.

Then I thought, "How can we create a business that is more inclusive?" I wanted a business that creates this great ecosphere of people who want to get involved with our charitable aspects and want to give back. I envisioned creating this great tribe. We're quite different from anyone else on the market in that aspect as well. People want to get on board and just be part of Tampon Tribe. They want to wear the t-shirt. They want people to talk about tampons. They don't want this to be taboo anymore. It's a product that pretty much everyone either buys for themselves or for someone else or knows someone who needs it. It's something we should have out a bit more in the open.

WF: Who are your customers?

Our product resonates with different consumers. Some people just want the convenience. Some people are really keen on the organic aspect and some people want the toxic free, environmental aspect of it. We find it also resonates really well with men, anyone who is a dad. As soon as you talk about the toxins, they want to sign up their daughters and their wives and their sisters and everything.

We're talking about a $16 billion global expected to grow to $42 billion in less than ten years. Most women spend between $6 to $10 a month on their feminine hygiene products, some more when you look at the average. A cheap bag of tampax is still about $5 or $6. Then, you buy some pads to go with it or something like that. For organic, you go to Whole Foods, there are a couple of options, but limited in terms of their size and they don't have applicators, they can range from $8.99 up.

WF: How have you grown since your first raise? ^

TT: Since our first raise, we've accomplished quite a lot. We saw an 876% net subscriber gain since the beginning of 2017, which was really exciting. It was about a 25% month-on-month growth for that year. So, that put us exactly on target for where we needed to be with the number of subscribers. We were really happy that we were able to leverage the PR and a lot of acquisition-only marketing. We ran a few promotions and we're working really hard on increasing our LTV, or Lifetime Value. Our average spend per customer has grown as well. It was $8 per month and now it's $13. Our customer acquisition cost is also pretty low, $15. That only takes into account our subscription providers.

We've been doing a lot more customer engagement on our social channels, so we're letting people know a lot more about our product. I think the fact that we're plastic-free is starting to be really recognized in the market. We're the only people who have plastic-free pads and pantyliners. A couple of companies have now started selling plastic-free tampons, but they're still wrapped in plastic. So, we've seen great feedback and growth regarding that. And we've made people aware of the range of products that we have. People who like our tampons are starting to add pantyliners and pads to their orders, which is great confirmation for us that people are enjoying the products and want to use more.

WF: What's the split of your own marketing versus influencer marketing? ^

TT: It's a bit of both. People really engage with what we put out on social media. They really enjoy our blog posts and like hearing about women in the field doing their thing. People are starting to recognize us for the company that we're building.

Also, last year, just after summer, we ran a college ambassador program, which was really good. We had about 15 ambassadors from colleges in America and they got samples of our products. The program actually was good and then it had some pitfalls. We're going to take it to the next level this year, which is really good. We haven't had any paid influencers yet, because it's expensive. We do have some great influencers lined up, but we need a little more money in the bank before we spend.

We've had people who love our products and have come to us and volunteered to help get the word out. We've also just been featured in a book for UK Greenpeace, highlighting our company for creating plastic-free products. So, we're starting to get more and more recognition and virality for the company that we're building. People are reaching out to us.

We've also got some great corporate placements now, especially in the Santa Monica area. We're in the Exhale Spa, which is in the Fairmont Hotel, and that's really great because they've got a lot of locations. We're in Orange Theory, Cross Campus, Love Yoga, and quite a few corporate workplaces as well. We have a film production studio, which reaches a whole other segment. They've all started recommending us to their corporate headquarters and that's a great way to grow really, really quickly. We've also been pinpointing some of the corporates that have busy locations.

We started a small retail line to complement the subscription line. We're now in the four Erewhon stores in LA, which are a chain of natural, organic grocery stores in the Los Angeles region. We have different packaging, and it looks amazing. It brings in a market that we don't really reach with subscription. These are avid organic shoppers who go into Erewhon and spend a lot of money. They're in Venice, Santa Monica, Calabasas, and The Grove, and we're one of their local brands. That was a great win for us as well.

Also, in terms of retail, we have just been selected by Urban Outfitters to run a trial in their wellness shops with our products, which is super exciting. And for about eight months now, we've been working with a big bulk buyer who provides products and subsidizes products for Girl Scouts and other organizations. So that's been really good, too.

We also won the Georgetown Alumni start-up entrepreneur pitch competition a couple of months ago. We were awarded $7,000, so we were really happy about that. We've had some really good media coverage, with a press conference, TV shows, and print and online publications. We keep going from strength to strength. We're really proud of our first sixteen months of growth.

WF: How do your corporate partnerships work? ^

TT: We basically reach out and they buy our product on a monthly basis. Most pay about $150 a month. So, this is really increasing our margins and bringing down average costs, since we can ship a large amount of product for one cost. We do a corporate rate, but we still boost our revenue. And once again, it's great marketing because we provide our little display with the products and all of our information. And we give little discounts; we've seen many people convert to subscriptions this way. As we grow, we'll have more physical resources to keep reaching out to universities, businesses and co-work spaces. We've had a couple of universities order with us, and they're interested in re-ordering. Those are $1,000-plus orders, which is great for us since shipping is one of our major costs.

WF: Why is the subscription model right for tampons and other feminine hygiene products? ^

The subscription model has been proven with Dollar Shave Club and the one billion dollar buyout very recently. Unilever just bought Seventh Generation. That's showing a shift and a recognition of organic cleaning products and household products. It's a big recognition that larger companies are starting to acquire these more grassroots, organic, green companies.

We've received a lot of positive feedback about the fact that our product is organic, compostable, and without plastic. A lot of people don't know about the other subscription services yet. It's all too new. We're going to come in with a better product, with better prices, and with a better strategy to be able to dominate that sector.

WF: How did you decide to expand from a subscription-only service to now offering both subscription and retail options? ^

TT: We saw the expansion as a great way to increase revenue with a group of people that the subscription model doesn't reach, and to amplify acquisition and marketing efforts to get our brand out there in more visible places without having to spend a lot of money.

The retail aspect is not pulling away from our subscription market at all. It's just targeting a market that we wouldn't normally get to touch if we focused solely on our subscriptions. We're reaching personal shoppers and high-end shoppers who don't shop online, and that's a different market from the subscription market.

WF: Who are your competitors and what differentiates you from them? ^

TT: Our main competitor is a company called My Lola. They do cotton tampons, but there are a lot of differences between them and us. Our branding and core audiences are quite different; Lola uses predominantly plastic applicators and plastic packaging. And they don't have the "tribe" mentality that we have. They're starting to do condoms and lubes and that kind of thing. Our focus is remaining on plastic-free, organic menstrual products. That's what we want to continue to be recognized for.

There are a couple of other companies that offer organic cotton products, but they're very expensive and they don't offer a monthly delivery. And they're very heavily packaged in plastic. They're targeting the executive market, which, of course, is our market as well, but we want to target everybody, not just people who spend $20 a month on their products. We come in at an affordable level and we tick all the boxes, including organic and toxin-free, and, of course, we want people to feel like they want to be part of Tampon Tribe. It's like Dollar Shave Club; people want to be part of a club.

There are also some people who are re-boxing products, putting various care packages together. But I think we've held our ground in our niche. It's a big industry, and as long as we all continue to stay true to our mission, it's pretty cool.

One competitor, Conscious Period, has dropped out of the market since we did our last raise.

I think what happened was, for any startup, you see these people who have great ideas, but you need more than an idea. You need to know what you're doing when it comes to business and that's where I think we stand alone with that. We are really serious when it comes to business. We've made that first raise last. We've still got money left from that raise. We make sure each dollar is spent in an efficient and effective way. That's really important to us, to maximize the spend of every single dollar.

WF: What ideas do you have for growth in the next 3 months? 12 months?

At the moment, we're working with a 56% margin but we know we can get that higher into the 60%, 65% as soon as our units go up past 10,000.

The other market we're going to tackle are large, corporate health organizations. For example, Equinox is a gym. They have tampons in all of their bathrooms across America. And we have just partnered with Yoga Works. This not only increases our sales but increases our marketing outreach because people will see Tampon Tribe everywhere and associate that with yoga, with the Equinox, with 24-hour fitness, with anything to do with health.

Then, you've got the corporate market. Most companies now are starting to put feminine hygiene in the bathroom for women. We want to make sure that Tampon Tribe is there. I think that's another area in term of business that we're going into that our competitors don't look at.

WF: What do you understand that your competitors don't get?

TT: A lot of tampons are made with a range of different materials, like a synthetic rayon. They contain chlorine bleach. Chlorine has dioxin, which has been directly linked to cervical cancer. They have perfumes and dyes in them. The cotton has not been grown in an organic way, which means that the GMOs or any of the fertilizers in the soil can come into your body. Toxic shock is a real thing.

We like to do a little test. If you put the tampons in water, ours is organic cotton, so it just absorbs the liquid and you can squeeze it out, not that you would do this with a tampon! None of the fibers come off. With a more generic tampon, the fibers actually break off. They stay in the woman's body. If they contain a toxin, they may cause toxic shock. I've met a few people that have reached out and told me their story of getting toxic shock from tampons. One of them is a model from Venice who lost her leg. People have had hysterectomies at 13. We don't like to market the scary side too much because we don't want to scare people into purchasing. But by the same token, there's a very real health risk when you're putting products in or on your body that contain chemicals and toxins.

We are also completely plastic-free – our pads and pantyliners are wrapped in a biodegradable potato starch film and we don't use glue. It's just an all-around win in this day and age.

WF: Tell us about your production process.

TT: We're producing out of Europe. Our manufacturing partner is ICEA-certified, which means ethically produced and organic. Every single part of the production process has to meet really strict European standards. The standards in Europe are a lot higher than the standards in America. In terms of ethics, it means that they can't overuse water in the process. They can't put any chemicals or fertilizers on the product. They have a quick turnaround, as well.

WF: What do you plan on doing with the funds from this raise?

TT: Well, we've reached capacity with what we can do by funding ourselves personally. You can only take the company so far with that. So, what we want to do with this next raise is to increase inventory and have larger stock imports with packaging and products, which is really exciting.

We know the demand can grow quickly, and we don't want to explode with orders and not have enough inventory to fulfill them.

We're also looking at putting a little bit of the money toward payroll. Not a lot, but a little bit. We've had interns, and the four of us Gaby, myself, Giana, and Tracy, continue to do everything we can, but we're at capacity.

We want to put more into marketing, as well. We did a lot of testing with the company in our marketing funnels last year. We assessed what did and didn't work so we could really figure out how to maximize our spending. So, we have those funnels that are in the background that we want to be able to put money behind because we know what we can generate from them.

WF: What ideas do you have for further growth?

TT: We want to be in large, corporate health organizations. For example, gyms have tampons in all of their bathrooms across America. Being in the bathroom of a gym not only increases our sales, but also increases our marketing outreach because people will see Tampon Tribe everywhere and associate that with health. I think that's another area in terms of business that we're going into that our competitors don't look at.

WF: Why will you win?

TT: First and foremost, we've created a lot more than just a business. We keep people involved at every level. A lot of people want to support the green, individual, smaller businesses. They don't want to support Proctor and Gamble. That's our market. We're looking at one to five percent of the entire market who have already converted to the organic sphere.

We also have a social outreach side. We are partnering with charities that change the lives of young girls and boys for the better. We've also been working on our Period Pack Project where we get menstrual products to individuals experiencing homelessness.

In terms of our employment strategy, we are looking at partnering with organizations in LA, such as Chrysalis, who do retraining programs. We're also focusing on hiring veterans and special needs adults who are often underemployed.

We have a holistic view of everything we do. We're completely transparent, and when it comes to people who are buying and purchasing in this sector, that's important to them. They buy ethically.

Ask a Question

Type your question here...

ASK QUESTION

Alan Aspera Aug 17

Hello Jennifer,

Is $107,000 really the maximum target for this fundraising campaign as stated at the top?

Thank you,
Alan

Jennifer Eden CEO FOUNDER Aug 17

Great question Alan - this is to do with the level of financials submitted to the SEC for the raise - the $107k is what we submitted for to start - as we're getting very close to that level, we will most likely submit more to the SEC to enable a higher raise. I hope this helps! Jennifer.

Frans Roffel Aug 16

Hello Jennifer, getting a discussion on track over this medium is not very easy.
Regarding my Europe remark and your remark I can just add that I am not surprised you already have customers in Europe. And Asia. Because "everywhere" is your market. It is just that sales channels and operations need focus. Even the USA is not a homogeneous market.
But Europe is already different in payment channels. And it is interesting you first ship from Europe to the states and then back.
I am triggered by your company, your brand, your products, your ideas and your market (even being a man...). I am just considering how to shape these triggered thoughts. By going over Finance (investment) or going over Operations (ideas regarding). I think a lot of your focus has been directed into operations and the connected IT. Or should have been. A subscription service which commits itself to a "period" with an always in time statement carries a lot of responsibility.
Where do YOU want us to focus ? Wefunder is about finance so I should already know your answer but I just wanted to check...

Jennifer Eden CEO FOUNDER Aug 17

Hi Frans - let's continue this conversation via email/phone. Feel free to reach out on *jennifer.eden@tampontribe.com*. We would look at setting up fulfillment centers in different hubs for scale. I

MORE QUESTIONS

RISKS

1 **Early Stage Company; Limited Operating History.** The Company is an early stage company incorporated on August 15, 2016. Accordingly, the Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. Any investment in the Company must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. These risks include the Company's substantial dependence on acceptance into a highly competitive marketplace surrounded by better funded and more established companies, our

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Tampon Tribe is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$1,000 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

Have another question?